INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Amendment No. 38 to Registration Statement No. 2-29033 on Form N-1 of Great-West Variable Annuity Account A of our report on Great-West Variable Annuity Account A dated January 30, 1998, and to the reference to us under the heading "Independent Auditors" appearing in the prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 24, 1998